Exhibit 10.7

	Axtion Foods, Inc. 4025 Camino Del Rio South Suite 300 San Diego, CA 92108 (760) 436-3124 fax (619) 236-8186	Purchase Order	202
			INVOICE

	Manufacturer
	Name Seville Flexpack Corporation Attn: Jay Yakich	Date	3/20/02
	Address 9905 S. Ridgeview Dr.	Order No.
	City Oak Creek State WI Zip 53154	Rep
	Phone	FOB

			TOTAL
	Axtion Food bars wraps; 50% with PO: Balance upon release	1,0000,000 x 0.01492
	5.75" x 8.2833"	50% of $14,920	$7,460.00
	Axtion-820,000 (one version = 5c) Race Cakes-180,000 (one version 4c)
	One time charges:
	Axtion: 5 plates x $600	5 x $600	$3,000.00
	Axtion: 1 cylinder charge		$2,000.00
	Race Cakes: 4 plates x $600	4 x $600	$2,400.00
	Run time Color & Plate change charges		$1,200.00
	note 1: pricing is bases on all colors as line art
	note 2: pricing is based on customer providing all art work on disk.
	Seville Flexpack will generate the film separation which is included as part of the one time plate charges; a color chromalin is also provided
	note 3: Pricing does not include cost of artwork changes if changes made after initial proofs delivered. Material: 75 gauge oriented polyporpylene, laminated to 50 gauge matalized onented polypropylene with pattern COLD SEAL.
	Ship to: Protein Research (attn: Dan Aarons) 2353 Industrial Parkway West Hayward CA 94545

	Payment Details	Subtotal	$16,060.00
		Shipping & Handling	FOB
	/ / Cash
	/x/ Check	TOTAL	$16,060.00
	/ / Credit Card
Name	Axtion Foods Inc.	Office Use Only
CC#		Delivery on or about 4/20/02
Expires		COD CHECK
Thank You and Good Health!